EXHIBIT 99.1

FOR IMMEDIATE RELEASE
For: Cathay General Bancorp                                                                     Contact: Heng W. Chen
        777 N. Broadway                                                                                            (213) 625-4752
        Los Angeles, CA 90012

Cathay General Bancorp Obtains Options to Purchase 41% of the

Outstanding Shares of Great Eastern Bank of New York

Los Angeles, Calif., September 6: Cathay General Bancorp (the "Company", NASDAQ: CATY), the holding company for Cathay Bank (the "Bank"), announced today that it has entered into option agreements with shareholders of Great Eastern Bank for the right to purchase approximately 41% of the outstanding shares of Great Eastern Bank, a privately-held New York chartered bank. If the Company exercises all of these options, the value of the transaction would be approximately $28.4 million.

The Company is currently seeking to acquire up to 100% of the stock of Great Eastern Bank. Accordingly, the Company has made regulatory filings to the Federal Reserve Bank of San Francisco and will shortly file applications with the New York State Banking Department.

Great Eastern Bank is a commercial bank founded in 1986 and has five branches in the New York Metropolitan area. Two of its branches are located in Flushing, and the other branches are located in Midtown, Chinatown, and Brooklyn. As of December 31, 2004, Great Eastern Bank had approximately $306.7 million in assets.

"We consider the New York/New Jersey market to be an important market for us and we plan to continue investing in and growing our operations and establishing ourselves as the preeminent banking operation in our community," commented Mr. Dunson K. Cheng, Chairman of the Board, President, and Chief Executive Officer of the Company. "We believe Great Eastern Bank to be an attractive franchise and that the possibility of a future combination of our complementary businesses is strategically compelling for both of our financial institutions," Mr. Cheng added.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates twenty-nine branches in California, four branches in New York State, one in Massachusetts, one in Houston, Texas, one in Washington State, and representative offices in Taipei, Hong Kong, and Shanghai. Cathay Bank's website is found at http://www.cathaybank.com/.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes, " "expects, " "anticipates, " "intends, " "plans, " "estimates, " "may, " "will, " "should, " "could, " "predicts, " "potential, " "continue, " or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements, of Cathay General Bancorp to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from: the company's ability to realize the benefits of its merger with GBC Bancorp, expansion into new markets, fluctuations in interest rates, demographic changes, inflation, increases in competition, deterioration in asset or credit quality, earthquake or other natural disasters affecting the condition of real estate collateral, changes in the availability of capital, legislative and regulatory developments, such as the potential effects of California tax legislation enacted in late 2003 and the subsequent Franchise Tax Board announcement on December 31, 2003, regarding the taxation of real estate investment trusts and registered investment companies, and of the memorandum of understanding between Cathay Bank and the Federal Deposit Insurance Corporation relating to Cathay Bank's compliance with certain provisions of the Bank Secrecy Act, changes in business strategy, including the formation of a real estate investment trust, and general economic or business conditions in California and other regions where Cathay Bank has operations, such as the impact of the California budget deficit.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2004, its reports and registration statements filed (including those filed by GBC Bancorp prior to the merger) with the Securities and Exchange Commission ("SEC") and other filings it makes in the future with the SEC from time to time. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

Cathay General Bancorp's filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.